EXHIBIT 5.1

October 23, 2007

Cell Kinetics Ltd.
2 Yodfat Street, Lod
Israel 71291

          Re:  Registration Statement on Form F-1 (File No. 333-144993)

Ladies and Gentlemen:

          We have acted as Israeli counsel to Cell Kinetics Ltd., an Israeli company (the “Company”), in connection with the issuance by the Company to the holders of Medis Technologies Ltd. (the “Medis Stockholders”) of (a) up to 3,505,337 of the Company’s Ordinary Shares, par value New Israeli Shekel 0.01 per share (the “Ordinary Shares” and such 3,505,337 Ordinary Shares, the “Subscription Shares”) pursuant to 3,505,337 subscription rights to be issued by the Company to the Medis Stockholders (the “Subscription Rights”) and (b) up to an additional 1,752,669 Ordinary Shares, issuable upon the exercise of up to 1,752,669 warrants to purchase Ordinary Shares to be issued to each purchaser of Subscription Shares (the “Warrants” and the “Warrant Shares,” respectively). The Subscription Shares and the Warrant Shares are collectively referred to herein as the “Shares.” The Shares, together with the Subscription Rights and the Warrants are collectively referred to herein as the “Securities.”

          This opinion is delivered in accordance with the requirements of Item 8(a) of Form F-1 and Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Registration Statement on Form F-1 (File No. 333-144993), as amended through the date hereof (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”); (ii) copies of the Articles of Association, as currently in effect (the “Articles of Association”), of the Company; and (iii) resolutions adopted to date by the Board of Directors of the Company (the “Board of Directors”) and the resolutions of the Board of Directors relating to the Registration Statement and the issuance of the Securities and sale of the Shares and related matters.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that, subject to the Company receiving consideration per share for the Shares in such amount and in such form as described in the Registration Statement, the Shares, when issued and sold as described in the Registration Statement will have been duly authorized, validly issued, fully-paid and nonassessable, and the Subscription Rights and Warrants, when issued as described in the Registration Statement, will have been duly authorized and will be valid and binding obligations of the Company.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the appearance of our firm's name under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement.  In giving this consent, we do not admit that we are included in the category of persons whose consent in required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, Meitar Liquornik Geva & Leshem Brandwein